BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC 6049(B)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITES STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

REVOLVING NOTE

$1,200,000.00	Issuance Date: as of October 31, 2012 Effective Date: as of November 12, 2012 Due Date: May 12, 2013

FOR VALUE RECEIVED, T. O ENTERTAINMENT, INC., a Colorado corporation, T. O ENTERTAINMENT, INC., a Japan corporation, T. O  ENTERTAINMENT UNITED KINGDOM LTD, a United Kingdom corporation, T. O ENTERTAINMENT RUS, LLC, a Russia limited liability company, and T. O ENTERTAINMENT SINGAPORE PTE LTD, a Singapore corporation, whose address is 90 Madison Street, Suite 701, Denver, CO 80206 (each of the foregoing hereinafter sometimes individually referred to as a “Borrower” and all such entities sometimes hereinafter collectively referred to as “Borrowers”), jointly, severally and collectively, promise to pay to the order of TCA GLOBAL CREDIT MASTER FUND, LP (hereinafter, together with any holder hereof, “Lender”), whose address is 1404  Rodman Street, Hollywood, Florida 33020, on or before May 12, 2013 (the “Revolving Loan Maturity Date”), the lesser of: (i) ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000.00); or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that certain Credit Agreement dated as of October 31, 2012, executed by and among Borrowers and Lender, as amended from time to time (as amended, supplemented or modified from time to time, the “Credit Agreement”), and made available by Lender to Borrowers at the maturity or maturities and in the amount or amounts stated on the records of Lender, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans outstanding from time to time, as provided in the Credit Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

This Revolving Note (“Note”) evidences the Revolving Loans incurred by Borrowers under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Credit Agreement and the Security Agreement, of even date herewith, executed by and between Borrowers and Lender. All Revolving Loans shall be repaid by Borrowers on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

Principal and interest shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to Borrowers. Each Revolving Loan made by Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Credit Agreement, each Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

Borrowers shall be solely responsible for the payment of any and all documentary stamps and other taxes applicable to the full face amount of this Note.

The Revolving Loans evidenced hereby have been made and/or issued and this Note has been delivered at Lender’s main office set forth above. This Note shall be governed and construed in accordance with the laws of the State of Nevada, in which state it shall be performed, and shall be binding upon Borrowers and their legal representatives, successors, and assigns. Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note.

Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed or so operate as to require Borrowers, or any person liable for the payment of this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. By acceptance hereof, Lender hereby warrants and represents to Borrowers that Lender has no intention of charging a usurious rate of interest. Should any interest or other charges paid by Borrowers, or any parties liable for the payments made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the holder hereof. Lender shall make adjustments in the Note or Credit Agreement, as applicable, as necessary to ensure that Borrowers will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess shall be automatically credited against and in reduction of the outstanding principal balance. Any portion of such excess which exceeds the outstanding principal balance shall be paid by the holder hereof to the Lender and any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall Borrowers, or any party liable for the payments hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

The liability of all Borrowers hereunder shall be joint and several.

THE HOLDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

BORROWERS:

T. O ENTERTAINMENT, INC., a Colorado corporation	T. O ENTERTAINMENT, INC., a Japan corporation

By: /s/Takeichi Honda Name: Takeichi Honda Title: Chief Executive Officer	By: /s/Takeichi Honda Name: Takeichi Honda Title: Chief Executive Officer

T. O ENTERTAINMENT UNITED KINGDOM LTD, a United Kingdom corporation	T. O ENTERTAINMENT RUS, LLC, a Russia limited liability company

By: /s/Takeichi Honda Name: Takeichi Honda Title: Director	By: /s/Takeichi Honda Name: Takeichi Honda Title: Founder

T. O ENTERTAINMENT SINGAPORE PTE LTD, a Singapore corporation
By: /s/Takeichi Honda Name: Takeichi Honda Title: Director

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